UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 16, 2007

TB WOOD’S CORPORATION

(Exact name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-14182 (Commission File Number)	25-1771145 (IRS Employer Identification No.)

440 NORTH FIFTH AVENUE, CHAMBERSBURG, PA	17201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: 717-264-7161
No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Important Additional Information Regarding the Offer will be Filed with the SEC
Forward-Looking Statements
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Agreement and Plan of Merger
Support Agreement
Agreement among AEA Mezzanine Funding LLC, AEA Mezzanine Fund LP, TB Wood's Incorporated
Form of Change in Control Agreement
Transaction Bonus Plan Agreement
Transaction Bonus Plan
Form of Indemnification Agreement
Joint press release

Item 1.01.    Entry Into a Material Definitive Agreement
On February 17, 2007, TB Wood’s Corporation, a Delaware corporation (“TB Wood’s”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Altra Holdings, Inc., a Delaware corporation (“Altra”), Forest Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Altra (“Purchaser”), and TB Wood’s.
Under the Merger Agreement, Purchaser will commence, within ten business days, a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of TB Wood’s at a price of $24.80 per share (the “Merger Consideration”). The Offer, which is expected to close in April 2007, is subject to at least 66 2/3% of the shares of TB Wood’s Corporation (adjusted to take into account the potential exercise of certain securities exercisable for shares of TB Wood’s) being tendered and not withdrawn, as well as other customary tender offer conditions, including, among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. Mr. Thomas C. Foley, the largest stockholder of TB Wood’s, has entered into a support agreement (the “Support Agreement”), dated February 17, 2006, in which he has agreed to tender 1.6 million shares in the Offer, representing approximately 42.4% of the shares of TB Wood’s currently issued and outstanding. The obligations under the Support Agreement terminate upon a termination of the Merger Agreement and the payment by TB Wood’s, in certain circumstances, of a termination fee.
As soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will merge with and into TB Wood’s (the “Merger” and, together with the Offer, the “Transactions”), and TB Wood’s will become a wholly owned subsidiary of Altra. In the Merger, the shares of TB Wood’s that remain outstanding following the Offer, other than shares held by Parent or Purchaser or by stockholders who have validly exercised their appraisal rights under Delaware law, will be converted into the right to receive the Merger Consideration. The Merger is subject to customary closing conditions, including, depending on the number of shares held by Purchaser after completion of the Offer, approval of the Merger by the remaining shareholders of TB Wood’s.
The Merger Agreement includes customary representations, warranties and covenants of TB Wood’s, Altra and Purchaser made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among TB Wood’s, Altra and Purchaser and may be subject to important qualifications and limitations agreed to by such parties in connection with negotiating the Merger Agreement. Moreover, some of those representations, warranties and covenants may not be accurate or complete as of any specified date, may be subject to different contractual standards of materiality or may have been used for the purpose of allocating risk among TB Wood’s Altra and Purchaser rather than establishing matters as facts.
TB Wood’s has agreed to operate its business in the ordinary course until completion of the Merger. TB Wood’s also has agreed not to solicit or support any alternative acquisition proposals, subject to customary exceptions for TB Wood’s to respond to an unsolicited “superior proposal”, as defined in the Merger Agreement, in the exercise of the fiduciary duties of its Board of Directors. In the event of termination of the Merger Agreement, TB Wood’s may be obligated to pay a termination fee of $4.5 million under certain circumstances.
In connection with the Merger Agreement, TB Wood’s and certain of its subsidiaries have entered into a side letter with AEA Mezzanine Funding LLC and AEA Mezzanine (Unleveraged) Fund LP, dated February 17, 2007 (the “AEA Side Letter”). Pursuant to the AEA Side Letter, each of AEA Mezzanine Funding LLC and AEA Mezzanine (Unleveraged) Fund LP has agreed to exercise, at the close of the Offer, its put rights to cause TB Wood’s and certain of its subsidiaries to prepay the 12% Senior Subordinated Notes due 2012 at the change of control redemption price of 101%, which amounts shall be paid upon consummation of the Merger.
Copies of the Merger Agreement, Support Agreement and AEA Side Letter are attached as Exhibits 2.1, 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. The foregoing descriptions of the Merger Agreement, Support Agreement and AEA Side Letter do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, Support Agreement and AEA Side Letter.

Important Additional Information Regarding the Offer will be Filed with the SEC
The Offer has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer will be made only through an Offer to Purchase and the related Letter of Transmittal. We urge investors and shareholders to read the following documents, when they become available, regarding the Offer because they will contain important information: Altra Holdings’ Tender Offer Statement on Schedule TO including the Offer to Purchase, Letter of Transmittal and Notice of Guaranteed Delivery; and the Solicitation Recommendation Statement on Schedule 14D-9 of TB Wood’s. These documents and amendments to these documents will be filed with the United States Securities and Exchange Commission (the “SEC”) when the Offer commences. When these and other documents are filed with the SEC, they may be obtained free of charge at the SEC’s web site at http://www.sec.gov. Free copies of each of these documents (when available) can also be obtained from the information agent for the Offer, which will be announced.
Forward-Looking Statements
Certain information included or incorporated by reference in this report may be deemed to be “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Altra, TB Wood’s and their respective consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the Transactions; management plans relating to the Transactions; the expected timing of the completion of the Transactions; the ability to complete the Transactions considering the various closing conditions; any projections of earnings, revenues, synergies, accretion, margins or other financial items relating to Altra or TB Wood’s; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; risks related to the timing or ultimate completion of the Transactions; that, prior to the completion of the Transactions, the business of Altra or TB Wood’s; that Altra is unable to successfully implement integration strategies; and other risks that are described from time to time in the companies’ SEC reports and other filings, including but not limited to those described in the Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2006 for Altra Industrial Motion, a subsidiary of Altra Holdings, and the Quarterly Report on Form 10-Q for the quarter ended September 29, 2006 for TB Wood’s. Altra and TB Wood’s assume no obligation and do not intend to update these or any other forward-looking statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 16, 2007, the Compensation Committee approved change in control agreements for certain executive officers. These are “double trigger” agreements pursuant to which a designated executive will be paid a lump sum payment if there is (1) a change in control of TB Wood’s and (2) termination of the designated executive’s employment, either involuntarily without cause or voluntarily for “good cause” within two years of the change in control. A designated executive would have good cause to terminate employment if the terms and conditions of employment were to adversely change (e.g. job responsibilities, title, reporting relationship, compensation or forced relocation). Under these agreements, William T. Fejes, Jr. is entitled to receive $759,500, Joseph C. Horvath is entitled to receive $310,411, Harold L. Coder III is entitled to receive $257,985, and Anthony A. Chien is entitled to receive $331,847.
On February 16, 2007, the Compensation Committee also approved transaction bonus plan letter agreements for the Chief Executive Officer and Chief Financial Officer to encourage such officers to remain with TB Wood’s and to continue to provide leadership until the Merger is completed. Under these agreements, William T. Fejes, Jr. and Joseph C. Horvath will receive $300,000 and $150,000, respectively, upon closing of the Merger.
The Compensation Committee and Board of Directors also approved indemnity agreements for members of the Board of Directors and Joseph C. Horvath. The purpose of these agreements is to provide contractual indemnification protection consistent with the indemnity provided under the bylaws and certificate of incorporation of TB Wood’s.
Item 7.01. Regulation FD Disclosure
A copy of the joint press release issued by Altra and TB Wood’s on February 19, 2007 regarding the Merger is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 9.01. Financial Statements and Exhibits
          The following exhibits are filed as part of this report.

2.1	Agreement and Plan of Merger among Altra Holdings, Inc., Forest Acquisition Corporation and TB Wood’s Corporation, dated as of February 17, 2007*

10.1	Support Agreement among Altra Holdings, Inc., Forest Acquisition Corporation and Thomas C. Foley, dated as of February 17, 2007

10.2	Agreement among AEA Mezzanine Funding LLC, AEA Mezzanine (Unleveraged) Fund LP, TB Wood’s Corporation, TB Wood’s Incorporated, Plant Engineering Consultants, LLC and TB Wood’s Enterprises, Inc., dated as of February 17, 2007

10.3	Form of Change in Control Agreement

10.4	Transaction Bonus Plan Agreement among TB Wood’s Corporation and William T. Fejes, Jr., dated as of February 16, 2007

10.5	Transaction Bonus Plan Agreement among TB Wood’s Corporation and Joseph C. Horvath, dated as of February 16, 2007

10.6	Form of Indemnity Agreement

99.1	Joint press release of Altra Holdings, Inc. and TB Wood’s Corporation, dated as of February 19, 2007

*	Schedules and exhibits to the agreement have been omitted pursuant to Section 601(b)(2) of Regulation S-K. TB Wood’s agrees to furnish supplementally a copy of any omitted schedule or exhibit upon the request of the SEC.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TB WOOD’S CORPORATION
February 20, 2007	By:	/s/ Joseph C. Horvath
		Name:	Joseph C. Horvath
		Title:	Chief Financial Officer